UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): May 3, 2007
NATIONAL ENERGY GROUP, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	0-19136	58-1922764
(State of incorporation	(Commission file number)	(I.R.S. employer identification
or organization)		number)

1400 ONE ENERGY SQUARE 4925 GREENVILLE AVENUE DALLAS, TEXAS (Address of principal executive offices)	75206 (Zip code)
Registrant’s telephone number, including area code: (214) 692-9211
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     Appointment of Andrew R. Skobe as Chief Financial Officer
     On May 3, 2007, the board of directors of National Energy Group, Inc. (the “Company”) elected and appointed Andrew R. Skobe as the Company’s new Vice President and Chief Financial Officer in order to replace Hillel Moerman, who resigned from the Company effective as of March 28, 2007 in order to pursue other business interests separate from the Company.
     Mr. Skobe is affiliated with Carl C. Icahn in his capacity as the interim Chief Financial Officer of American Property Investors, Inc. and American Real Estate Partners, L.P. (“AREP”). AREP, a majority of the depositary units of which are held by Mr. Icahn, is a diversified holding company engaged in a variety of businesses, including gaming, real estate and home fashion, as well as investments in equity and debt securities. AREP O&G Holding LLC, which is a wholly-owned indirect subsidiary of AREP, is the owner of 50.1% of the Company’s common stock.
     Mr. Skobe will not receive any compensation from the Company for his services on behalf of the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL ENERGY GROUP, INC.
Date: May 4, 2007	By:	/s/ Bob G. Alexander
		Name:	Bob G. Alexander
		Title:	President and Chief Executive Officer and Secretary